Exhibit 10(d)

FIRST AMENDMENT TO THE

WENDY’S INTERNATIONAL, INC.

2007 STOCK INCENTIVE PLAN

WHEREAS, Wendy’s International, Inc. (the “Company”) adopted the Wendy’s International, Inc. 2007 Stock Incentive Plan (the “Plan”); and

WHEREAS, the Company wishes to amend the Plan effective immediately.

NOW, THEREFORE, the Company amends the Plan as follows:

1. Section 5.2(v) of the Plan is amended to read as follows:

5.2 (v) Effect of Change in Control.

(A) In the event of a Change in Control for an event described in Section 29.6(C) which also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of its assets, in each case within the meaning of Code Section 409A, the Formula Restricted Stock Units (including those credited pursuant to Section 5.2(ii) in connection with Dividend Equivalent Rights) shall become fully vested as of the date of such Change in Control.

(B) In the event that a Grantee’s service as a director terminates within a period commencing on the date of a Change in Control for an event described in Section 29.6(A) or (B) which also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of its assets, in each case within the meaning of Code Section 409A, and ending on the earlier of the Vesting Date and the second anniversary of such Change in Control, provided that such termination occurred in connection with or as a result of such Change in Control, the Formula Restricted Stock Units (including those credited pursuant to Section 5.2(ii) in connection with Dividend Equivalent Rights) shall become fully vested as of the date of such termination.

(C) In the event that a Grantee’s service as a director terminates prior to the Vesting Date, other than as described in Sections 5.2(A) or (B) and provided that such termination occurred in connection with or as a result of such Change in Control, the Formula Restricted Stock Units (including those credited pursuant to Section 5.2(ii) in connection with Dividend Equivalent Rights) shall become fully vested as of the date of such termination but shall not be settled until the applicable Vesting Date.